EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59563) of Nielsen Media Research, Inc. and subsidiaries of our report dated January 27, 1999 relating to the financial statements and financial statement schedule as of December 31, 1998 and 1997 and for each of the two years in the period ended December 31, 1998, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


New York, New York
March 24, 2000